     As filed with the Securities and Exchange Commission on August 27, 1997
                                                 Registration No. 333-
                                                                      ----------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                BAAN COMPANY N.V.
             (Exact name of registrant as specified in its charter)

        The Netherlands                                   Not Applicable

(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                         Identification Number)

                               BAAN COMPANY N.V.
                           Baron van Nagellstraat 89
                               3371 LK Barneveld
                                  P.O.Box 143
                               3770 AC Barneveld
                                The Netherlands
                               011-31-342-428888

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                  AURUM SOFTWARE, INC. AMENDED 1995 STOCK PLAN
                        AURUM'S 1996 DIRECTOR OPTION PLAN
                            (Full title of the plans)

                              Wim H. Heijting, Esq.
                                Baan Company N.V.
                               c/o Baan USA, Inc.
                               4600 Bohannon Drive
                          Menlo Park, California 94025
                                 (415) 462-4949

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                    Copy to:
                             HOWARD S. ZEPRUN, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050

                         CALCULATION OF REGISTRATION FEE


                                                                   Proposed                Proposed
                                                                    Maximum                 Maximum
                                                   Amount           Offering               Aggregate          Amount of
           Title of Securities                      to be             Price                Offering         Registration
             to be Registered                     Registered        Per Share(1)           Price(2)            Fee(3)
           -------------------                    ----------       -------------          -----------       ------------
Common Stock, NLG 0.01 par value

-Outstanding under Aurum's Amended 1995 Stock      522,643(4)       $5.1301              $2,681,210.854       $812.49
 Plan

-Outstanding under Aurum's 1996 Director            -0-               -0-                    -0-               -0-
 Option Plan

Total                                              522,643(4)       $5.1301              $2,681,210.854       $812.49


(1) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. Computation based on the weighted average per share exercise price (rounded to the nearest 1/10th of one cent) of outstanding options under the referenced plan, the shares issuable under which are registered hereby.

(2) The proposed maximum aggregate offering price is computed by multiplying the Proposed Maximum Offering Price Per Share by the Amount to be Registered.

(3) Amount of Registration Fee was calculated pursuant to Section 6(b) of the Securities Act of 1933, which states that the fee shall be "one thirty-third of one per centum of the maximum aggregate price at which such securities are proposed to be offered."

(4)      Converted to Baan shares based on an Exchange Ratio of 0.355932203.

                                BAAN COMPANY N.V.

                       REGISTRATION STATEMENT ON FORM S-8

PART I:       INFORMATION REQUIRED IN THE PROSPECTUS

ITEM 1.       PLAN INFORMATION

              Omitted pursuant to the instructions and provisions of Form S-8.

ITEM 2.       REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

              Omitted pursuant to the instructions and provisions of Form S-8.

PART II:      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement relates to 522,643 shares of Common Stock par value NLG 0.01 per share (the "COMMON STOCK"), of Baan Company N.V., a Netherlands corporation (the "REGISTRANT"), being registered for use under the Registrant's Aurum Software, Inc. Amended 1995 Stock Plan and Aurum Software, Inc. 1996 Director Option Plan (the "PLANS").


ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

              There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant:

              1. The Registrant's Registration Statement on Form 20-F dated April 29, 1997 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

              2.      All other reports filed by the Company pursuant to
                      Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 20-F referred in (1) above.

              3. Description of Registrant's Common Stock contained in the Registration Statement on Form 20-F dated May 12, 1995, and any registration statements filed after such date under Section 12 of the Exchange Act, and amendments and reports filed for the purpose of updating such description.

              4. To the extent designated therein certain Reports on Form 6-K and all other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c) and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities that remain unsold, shall be deemed be incorporated by reference and be part hereof from the date of such document.

ITEM 4.       DESCRIPTION OF SECURITIES.

              Not applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

              The validity of the issuance of shares of Common Stock offered hereby will be passed upon for the Registrant by De Brauw Blackstone Westbroek of the Netherlands.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  The concept of indemnification of directors and officers of a company for liabilities arising from their actions as members of the management or supervisory boards is, in principle, accepted in The Netherlands and sometimes is provided for in a company's articles of association. Although, neither the laws of The Netherlands nor the Registrant's Articles of Association contain any provisions in this respect, the Registrant has entered into indemnification agreements with its directors and officers, providing for indemnification by the Registrant against any liability to which a director or executive officer may be subject for judgments, settlements, penalties, fines and expenses of defense (including attorneys' fees, bonds and costs of investigation), arising out of or in any way related to acts or omissions as a director, officer or in any other capacity in which services are rendered to the Registrant or its subsidiaries. The agreements provide that a director or officer is not entitled to indemnification under such agreements (i) if indemnification is expressly prohibited under applicable law, (ii) for certain violations of securities laws or (iii) for certain claims initiated by the officer or director. Generally, under Netherlands law a director will not be held personally liable for decisions made with reasonable business judgment, absent self dealing. In addition, indemnification may not be available to directors or officers under Netherlands law if any act or omission by a director or officer would qualify as willful misconduct or gross negligence.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

              Not applicable.

ITEM 8.       INDEX TO EXHIBITS.


    Exhibit
     Number              Description of Document
    -------              -----------------------

      3.1 English translation of Articles of Association of the Company lodged with the Chamber of Commerce and Industry for Arnhem, The
               Netherlands*

      3.2      Articles of Association, as amended on May 29, 1996 (See Exhibit
               3.1)

      4.1      Aurum Software, Inc. Amended 1995 Stock Plan

      4.2      Aurum Software, Inc. 1996 Director Option Plan

      5.1      Opinion and Consent of De Brauw Blackstone Westbroek

      23.1     Consent of Moret Ernst & Young Accountants, Independent Auditors.

      23.2     Consent of De Brauw Blackstone Westbroek (included in Exhibit
               5.1)

      24.1     Power of Attorney (see page II-4)

-----------------
* Incorporated by reference to the Registration Statement (Registration Statement No. 333-24201) on Form F-3 filed on March 31, 1997.

ITEM 9. UNDERTAKINGS.

        (a)   The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's Articles of Association, Bylaws, indemnification agreements or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

           KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jan Baan, Tom C. Tinsley, Amal M. Johnson, Jan Westerhoud and Willem Heijting, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                Title                                        Date
----------                -----                                        ----

-------------------
 Jan Baan            Managing Director, Chairman of the          August 27, 1997
                     Board, Chief Executive Officer
                     (Principal Executive Officer)


-------------------
J.G. Paul Baan       Chairman of the Supervisory Board           August 27, 1997


/S/ TOM C. TINSLEY
-------------------
Tom C. Tinsley       Managing Director, President                August 27, 1997
                     and Chief Operating Officer


/S/ AMAL M. JOHNSON
-------------------
Amal M. Johnson      Managing Director, Executive                August 27, 1997
                     Vice President, Baan Affiliates
                     and Marketing


/S/JAN WESTERHOUD
-------------------
Jan Westerhoud       Chief Financial Officer                     August 27, 1997


/S/WILLIAM O. GRABE
-------------------
William O. Grabe     Supervisory Director                        August 27, 1997


/S/DAVID C. HODGSON
-------------------
David C. Hodgson     Supervisory Director                        August 27, 1997


/S/GRAHAM J. SHARMAN
-------------------
Graham J. Sharman    Supervisory Director                        August 27, 1997


-------------------
J.C.(Hans) Wortmann  Supervisory Director                        August 27, 1997

                                   SIGNATURES

       PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CUPERTINO, STATE OF CALIFORNIA, ON THE 27TH DAY OF AUGUST, 1997.

               BAAN COMPANY N.V.

                         By:  /S/ AMAL M. JOHNSON
                            --------------------------------------------
                         Amal M. Johnson, Managing Director, Executive Vice President, Baan Affiliates and Marketing

       PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

Signatures                Title                                        Date
----------                -----                                        ----

-------------------
 Jan Baan            Managing Director, Chairman of the          August 27, 1997
                     Board, Chief Executive Officer
                     (Principal Executive Officer)


-------------------
J.G. Paul Baan       Chairman of the Supervisory Board           August 27, 1997


/S/ TOM C. TINSLEY
-------------------
Tom C. Tinsley       Managing Director, President                August 27, 1997
                     and Chief Operating Officer


/S/ AMAL M. JOHNSON
-------------------
Amal M. Johnson      Managing Director, Executive                August 27, 1997
                     Vice President, Baan Affiliates
                     and Marketing


/S/JAN WESTERHOUD
-------------------
Jan Westerhoud       Chief Financial Officer                     August 27, 1997


/S/WILLIAM O. GRABE
-------------------
William O. Grabe     Supervisory Director                        August 27, 1997


/S/DAVID C. HODGSON
-------------------
David C. Hodgson     Supervisory Director                        August 27, 1997


/S/GRAHAM J. SHARMAN
-------------------
Graham J. Sharman    Supervisory Director                        August 27, 1997


-------------------
J.C.(Hans) Wortmann  Supervisory Director                        August 27, 1997

*By:
     ---------------------
ATTORNEY-IN-FACT

                                INDEX TO EXHIBITS


Exhibit
 Number                                         Description of Document
-------                                         -----------------------

      3.1 English translation of Articles of Association of the Company lodged with the Chamber of Commerce and Industry for Arnhem, The
               Netherlands*

      3.2      Articles of Association, as amended on May 29, 1996 (See Exhibit
               3.1)

      4.1      Aurum Software, Inc. Amended 1995 Stock Plan

      4.2      Aurum Software, Inc. 1996 Director Option Plan

      5.1      Opinion and Consent of De Brauw Blackstone Westbroek

      23.1     Consent of Moret Ernst & Young Accountants, Independent Auditors.

      23.2     Consent of De Brauw Blackstone Westbroek (included in Exhibit
               5.1)

      24.1     Power of Attorney (see page II-4)

-----------------
* Incorporated by reference to the Registration Statement (Registration Statement No. 333-24201) on Form F-3 filed on March 31, 1997.